UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022 (June 3, 2022)

UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 7.01 Regulation FD Disclosure.

UBS Global Industrials and Transportation Conference – Updated 2022 Guidance

On June 7, 2022, Jennifer L. Hamann, Executive Vice President and Chief Financial Officer of Union Pacific Corporation (the Company) and Kenny G. Rocker, Executive Vice President – Marketing and Sales of Union Pacific Railroad (the Railroad), the principal operating subsidiary of the Company, addressed the 2022 UBS Global Industrials and Transportation Conference. Ms. Hamann reaffirmed that the Company expects to achieve full year fiscal 2022 operating ratio improvement as compared to full year fiscal 2021 results. However, she provided that the increased pressure from fuel prices and other cost inflation as well as higher network costs will pressure incremental margins below the original forecast of mid-60 percent. The Company now expects all-in inflation, excluding locomotive fuel, for the full year to be around four percent (4%). Ms. Hamann also presented that these same pressures make achievement of the Company’s full year operating ratio starting with a ‘55’ unlikely. The full presentation is available on the Company’s website www.up.com under Investors; Earnings Release and Management Presentations; Transportation Conferences.

U.S. Surface Transportation Board - Amended Service Recovery Plan Filing

On June 3, 2022, the Railroad, filed an amended service recovery plan (the amended plan) in response to a request from the U.S. Surface Transportation Board and Docket No. EP 770. The amended plan provides a range of projections for key Railroad metric operating targets. The amended plan is publicly available as filing number 304693 on the STB website at https://www.stb.gov/proceedings-actions/filings.

This Form 8-K contains forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, statements and information regarding future expectations, outcomes or results of the company, projections, predictions, expectations, estimates or forecasts and management’s beliefs, expectations, goals and objectives, and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance, outcomes or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward looking information, including expectations regarding operational and financial improvements and the Company’s future performance, outcomes or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement, as well as the risk factors discussed in the Company’s Annual Report on Form 10-K for 2021, which was filed with the SEC on February 4, 2022.

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2022

UNION PACIFIC CORPORATION

By:	/s/ Craig V. Richardson
Craig V. Richardson
Executive Vice President, Chief Legal Officer
and Corporate Secretary